UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 23, 2010

Hawkins, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 East Hennepin Avenue Minneapolis, MN		55413
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code    (612) 331-6910

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2010, we announced the appointment of Patrick H. Hawkins to serve as our President, effective March 29, 2010, the beginning of our fiscal year 2011.

Mr. Hawkins, age 38, has been employed by us since 1992 and is currently serving as Business Director – Food and Pharmaceuticals, a position he has held since 2009.  Previously Mr. Hawkins served as Business Manager – Food and Co-Extrusion Products from 2007 to 2009 and Sales Representative – Food Ingredients from 2002 to 2007.  He previously served Hawkins, Inc. in various other capacities, including Plant Manager, Quality Director and Technical Director. Mr. Hawkins holds a bachelor’s degree in chemistry from the University of St. Thomas in St. Paul, Minnesota.

Mr. Hawkins is the nephew of John R. Hawkins, who currently serves as our Chief Executive Officer and is a member of our Board of Directors.

Mr. Hawkins’ annual base salary will be $280,000, reviewed annually. In addition, Mr. Hawkins will continue to participate in our benefit plans according to their terms and, as an executive officer, will be eligible to participate in our incentive arrangements beginning with fiscal year 2011, which will be established and overseen by our Compensation Committee.

Item 7.01.	Regulation FD Disclosure.

We issued a press release, dated February 23, 2010, announcing the appointment of Patrick H. Hawkins to serve as our President, attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

99	Press Release, dated February 23, 2010.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: February 24, 2010	By:	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing

99	Press Release, dated February 23, 2010.	Filed Electronically